FY 2011 Performance Guidance

Non-GAAP Revenue (1)


$3.4 bn - $3.7 bn
$2.4 bn
2010
2011E

Non-GAAP EPS (1)


$1.00 - $1.30
$0.39
2010
2011E

Outlook Assumptions

- Semi growth in line with industry MSI forecasts; stable semi wafer pricing
- Solar PV end market growth >20%; anticipate potential supply chain price weaknesss
- SunEdison installation growth more than double 2010 MW levels, with a 2H11 loaded profile
- Overall revenue and EPS weighted to 2H11
- Capital expenditures increase on investments in (1) solar wafer production, (2) 300mm semi wafer manufacturing, and (3) productivity projects
- Estimated tax rate of 15%

Outlook Risks

- Slower end market growth or uneven demand
- Weaker pricing environment from supply and/or demand factors
- Macroeconomic factors including interest rates and currency
- Public policy risks (i.e. solar PV incentives)

(1) Non GAAP financials adjusted for real estate accounting for direct sales and sale leasebacks for SunEdison.

MEMC
TECHNOLOGY IS BUILT ON US

Forward-Looking Statements

Certain matters discussed in this presentation are forward-looking statements, including that for the full year of 2011, we expect non-GAAP sales in the range of $3.4 – 3.7 billion and non-GAAP earnings per share of $1.00 to $1.30; that we expect semiconductor market growth to be in line with industry msi forecasts; that we expect stable semi wafer pricing and Solar PV end market growth in excess of 20%; that we anticipate solar supply chain price weakness; that we expect SunEdison installation growth to more than double 2010 MW levels, with a 2H11 loaded profile; that we expect overall revenue and EPS to be weighted to 2H11; that we expect capital expenditures to increase on investments in (1) solar wafer production, (2) 300mm semi wafer manufacturing and (3) productivity projects; and that we expect an estimated tax rate of 15% for 2011; and third party estimates of future demand in the semiconductor and solar industries. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include concentrated project development risks related to large scale solar projects; changes to accounting interpretations or accounting rules; market demand for our products and services; changes in the pricing environment for silicon wafers and polysilicon, as well as solar power systems; the availability and size of government and economic incentives to adopt solar power, including tax policy and credits and renewable portfolio standards; the availability of attractive project finance and other capital for SunEdison projects; existing or new regulations and policies governing the electric utility industry; historical conversion rates for SunEdison of pipeline into completed projects will not be achieved; dependence on single and limited source suppliers; utilization of our manufacturing volume and capacity; the terms of any potential future amendments to our long-term agreements with our solar wafer customers; general economic conditions, including the ability of our customers to pay their debts as they become due; our ability to realize the benefits of any announced or future facility closings and/or restructurings; our ability to maintain future growth; failure of third-party subcontractors to construct and install our solar energy systems; customer acceptance of our new products; the impact of competitive products and technologies; inventory levels of our customers; supply chain difficulties or problems; interruption of production; outcome of pending and future litigation matters; good working order of our manufacturing facilities; our ability to reduce manufacturing and operating costs; assumptions underlying management's financial estimates; delays in capacity expansion and the restructuring of our manufacturing operations across different plants; actions by competitors, customers and suppliers; changes in the retail industry; changes in federal or state laws governing utilities; damage to our brand; the integration of the SunEdison acquisition, the Solaicx acquisition or any future acquisitions; changes in product specifications and manufacturing processes; changes in financial market conditions; changes in foreign economic and political conditions; changes in the composition of worldwide taxable income and applicable tax laws and regulations; changes in technology; the impact of competitive products and technologies; changes in interest and currency exchange rates and other risks described in the company's filings with the Securities and Exchange Commission. These forward-looking statements represent the company's judgment as of the date of this presentation. The company disclaims, however, any intent or obligation to update these forward-looking statements.

MEMC
TECHNOLOGY IS BUILT ON US